Exhibit 99.1
March 1, 2017
For 6:00 am ET Release

Contacts:	Shareholders’/Analysts’ Inquiries:	Media Inquiries:
	Tiffany Mason	Colleen Penhall
	704-758-2033	704-758-2958
	tiffany.l.mason@lowes.com	colleen.b.penhall@lowes.com

LOWE’S REPORTS FOURTH QUARTER SALES AND EARNINGS RESULTS
-- Comparable Sales Increased 5.1 Percent for the Fourth Quarter --
-- Diluted Earnings Per Share of $0.74 for the Fourth Quarter --
-- Adjusted Diluted Earnings Per Share1 of $0.86 for the Fourth Quarter --

MOORESVILLE, N.C. – Lowe’s Companies, Inc. (NYSE: LOW) today reported net earnings of $663 million and diluted earnings per share of $0.74 for the quarter ended February 3, 2017 compared to net earnings of $11 million and diluted earnings per share of $0.01 in the fourth quarter of 2015. Excluding certain items described below, adjusted diluted earnings per share1 increased 45.8 percent to $0.86 from adjusted diluted earnings per share1 of $0.59 in the fourth quarter of 2015.

The items referenced above for the fourth quarter consisted of the following:

•	$0.06 per share for severance-related costs associated with the company’s productivity efforts;

•	$0.04 per share for a tax charge primarily related to the issuance of final Internal Revenue Code Section 987 regulations in December 2016; and

•	$0.02 per share for the premium paid to acquire the outstanding RONA preferred shares.

For the fiscal year ended February 3, 2017, net earnings were $3.1 billion and diluted earnings per share were $3.47 compared to net earnings of $2.5 billion and diluted earnings per share of $2.73 in fiscal 2015. Excluding certain items described herein, adjusted diluted earnings per share1 increased 21.3 percent to $3.99 from adjusted diluted earnings per share1 of $3.29 in fiscal 2015.

In addition to the items referenced above, the fiscal year also included the following:

•	$0.05 per share for the net gain on the settlement of a foreign currency hedge entered into in advance of the company’s acquisition of RONA in the first half of the year;

•	$0.33 per share for a charge related to the joint venture with Woolworths in Australia recognized in the third quarter;

•
$0.07 per share for project write-offs recognized in the third quarter that were canceled as a part of the company’s ongoing review of strategic initiatives in an effort to focus on the critical projects that will drive desired outcomes; and

•
$0.05 per share for goodwill and long-lived asset impairment charges associated with the company’s Orchard Supply Hardware operations as part of a strategic reassessment of this business during the third quarter.

Sales for the fourth quarter increased 19.2 percent to $15.8 billion from $13.2 billion in the fourth quarter of 2015, and comparable sales increased 5.1 percent. For the fiscal year, sales were $65.0 billion, a 10.1 percent increase over the same period a year ago, and comparable sales increased 4.2 percent. Comparable sales for the U.S. business increased 5.1 percent for the fourth quarter and 4.1 percent for the fiscal year.

“We achieved strong fourth quarter results, delivering comparable sales growth and adjusted earnings per share above our expectations,” commented Robert A. Niblock, Lowe’s chairman, president and CEO. “We leveraged our omni-channel platform, customer experience design capabilities, and project expertise to drive strong holiday performance and capitalize on broad-based project demand throughout the quarter. Our success is a testament to our employees and I’d like to thank them for their dedication and purposeful commitment to serving the evolving needs of customers.

[1]
Adjusted diluted earnings per share are non-GAAP financial measures. Refer to the “Non-GAAP Financial Measures Reconciliation” section of this release for additional information as well as reconciliations between the company’s GAAP and non-GAAP financial results.

“We’ve entered 2017 well-positioned to capitalize on a favorable macroeconomic backdrop for home improvement by continuing to execute on our strategies to expand customer reach and develop capabilities to anticipate and support their needs. We remain committed to making productivity a core strength and investing in future capabilities that will add the most value for customers. We have the vision, the drive, the plan, and the leadership team to deliver long-term value for customer and shareholders,” Niblock added.

Delivering on its commitment to return excess cash to shareholders, the company repurchased $551 million of stock under its share repurchase program and paid $306 million in dividends in the fourth quarter. For the fiscal year, the company repurchased $3.5 billion of stock under its share repurchase program and paid $1.1 billion in dividends.

As of February 3, 2017, Lowe’s operated 2,129 home improvement and hardware stores in the United States, Canada and Mexico representing 213.4 million square feet of retail selling space.

A conference call to discuss fourth quarter 2016 operating results is scheduled for today (Wednesday, March 1) at 9:00 am ET. The conference call will be available by webcast and can be accessed by visiting Lowe’s website at www.Lowes.com/investor and clicking on Lowe’s Fourth Quarter 2016 Earnings Conference Call Webcast. Supplemental slides will be available fifteen minutes prior to the start of the conference call. A replay of the call will be archived on Lowes.com/investor until May 23, 2017.

Lowe’s Business Outlook
Fiscal Year 2017 -- a 52-week Year (comparisons to fiscal year 2016 -- a 53-week year; based on U.S. GAAP)

•	Total sales are expected to increase approximately 5 percent

•	Comparable sales are expected to increase approximately 3.5 percent

•	The company expects to add approximately 35 home improvement and hardware stores.

•	Earnings before interest and taxes as a percentage of sales (operating margin) are expected to increase approximately 120 basis points[2].

•	The effective income tax rate is expected to be approximately 37.8%.

•	Diluted earnings per share of approximately $4.64 are expected for the fiscal year ending February 2, 2018.

[2]
Includes the net gain on the settlement of the foreign currency hedge entered into in advance of the company’s acquisition of RONA (1Q 2016 and 2Q 2016) and the impact of the non-cash charge associated with the joint venture with Woolworths in Australia (3Q2016), the project write-offs that were a part of the ongoing review of the company’s strategic initiatives (3Q2016), the goodwill and long-lived asset impairment charges associated with the company’s Orchard Supply Hardware operations (3Q2016), as well as severance-related costs associated with the company’s productivity efforts (4Q 2016).

Disclosure Regarding Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such as “believe”, “expect”, “anticipate”, “plan”, “desire”, “project”, “estimate”, “intend”, “will”, “should”, “could”, “would”, “may”, “strategy”, “potential”, “opportunity” and similar expressions are forward-looking statements. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. Forward-looking statements include, but are not limited to, statements about future financial and operating results, Lowe’s plans, objectives, business outlook, priorities, expectations and intentions, expectations for sales growth, comparable sales, earnings and performance, shareholder value, capital expenditures, cash flows, the housing market, the home improvement industry, demand for services, share repurchases, Lowe’s strategic initiatives, including those regarding the acquisition by Lowe’s Companies, Inc. of RONA, inc. and the expected impact of the transaction on Lowe’s strategic and operational plans and financial results, and any statement of an assumption underlying any of the foregoing and other statements that are not historical facts.  Although we believe that the expectations, opinions, projections and comments reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and we can give no assurance that such statements will prove to be correct. Actual results may differ materially from those expressed or implied in such statements.

A wide variety of potential risks, uncertainties and other factors could materially affect our ability to achieve the results either expressed or implied by these forward-looking statements including, but not limited to, changes in general economic conditions, such as the rate of unemployment, interest rate and currency fluctuations, fuel and other energy costs, slower growth in personal income, changes in consumer spending, changes in the rate of housing turnover, the availability of consumer credit and of mortgage financing, inflation or deflation of commodity prices, and other factors that can negatively affect our customers, as well as our ability to: (i) respond to adverse trends in the housing industry, such as a demographic shift from single family to multi-family housing, a reduced rate of growth in household formation, and slower rates of growth in housing renovation and repair activity, as well as uneven recovery in commercial building activity; (ii) secure, develop, and otherwise implement new technologies and processes necessary to realize the benefits of our strategic initiatives focused on omni-channel sales and marketing presence and enhance our efficiency; (iii) attract, train, and retain highly-qualified associates; (iv) manage our business effectively as we adapt our traditional operating model to meet the changing expectations of our customers; (v) maintain, improve, upgrade and protect our critical information systems from data security breaches and other cyber threats; (vi) respond to fluctuations in the prices and availability of services, supplies, and products; (vii) respond to the growth and impact of competition; (viii) address changes in existing or new laws or regulations that affect consumer credit, employment/labor, trade, product safety, transportation/logistics, energy costs, health care, tax or environmental issues; (ix) positively and effectively manage our public image and reputation and respond appropriately to unanticipated failures to maintain a high level of product and service quality that could result in a negative impact on customer confidence and adversely affect sales; and (x) effectively manage our relationships with selected suppliers of brand name products and key vendors and service providers, including third party installers. In addition, we could experience impairment losses if either the actual results of our operating stores are not consistent with the assumptions and judgments we have made in estimating future cash flows and determining asset fair values, or we are required to reduce the carrying amount of our investment in certain unconsolidated entities that are accounted for under the equity method. With respect to the acquisition of RONA inc., potential risks include the effect of the transaction on Lowe’s and RONA’s strategic relationships, operating results and businesses generally; our ability to integrate personnel, labor models, financial, IT and others systems successfully; disruption of our ongoing business and distraction of management; hiring additional management and other critical personnel; increasing the scope geographic diversity and complexity of our operations; significant transaction costs or unknown liabilities; and failure to realize the expected benefits of the transaction. For more information about these and other risks and uncertainties that we are exposed to, you should read the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates” included in our most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) and the description of material changes thereto, if any, included in our Quarterly Reports on Form 10-Q or subsequent filings with the SEC.

The forward-looking statements contained in this news release are expressly qualified in their entirety by the foregoing cautionary statements. The foregoing list of important factors that may affect future results is not exhaustive. When relying on forward-looking statements to make decisions, investors and others should carefully consider the foregoing factors and other uncertainties and potential events. All such forward-looking statements are based upon data available as of the date of this release or other specified date and speak only as of such date. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf about any of the matters covered in this release are qualified by these cautionary statements and in the “Risk Factors” included in our most recent Annual Report on Form 10-K and the description of material changes thereto, if any, included in our Quarterly Reports on Form 10-Q or subsequent filings with the SEC. We expressly disclaim any obligation to update or revise any forward-looking statement, whether as a result of new information, change in circumstances, future events or otherwise, except as may be required by law.

Lowe’s Companies, Inc.
Lowe’s Companies, Inc. (NYSE: LOW) is a FORTUNE® 50 home improvement company serving more than 17 million customers a week in the United States, Canada and Mexico. With fiscal year 2016 sales of $65.0 billion, Lowe’s and its related businesses operate or service more than 2,375 home improvement and hardware stores and employ over 290,000 employees. Founded in 1946 and based in Mooresville, N.C., Lowe's supports the communities it serves through programs that focus on K-12 public education and community improvement projects. For more information, visit Lowes.com.

###

Lowe’s Companies, Inc.
Consolidated Statements of Current and Retained Earnings
In Millions, Except Per Share and Percentage Data

	Three months ended				Year ended
	(Unaudited)		(Unaudited)		(Unaudited)
	February 3, 2017		January 29, 2016		February 3, 2017		January 29, 2016
Current Earnings	Amount	% Sales	Amount	% Sales	Amount	% Sales	Amount	% Sales
Net sales	$15,784	100.00	$13,236	100.00	$65,017	100.00	$59,074	100.00
Cost of sales	10,352	65.59	8,648	65.34	42,553	65.45	38,504	65.18
Gross margin	5,432	34.41	4,588	34.66	22,464	34.55	20,570	34.82
Expenses:
Selling, general and administrative	3,789	23.99	3,777	28.54	15,129	23.27	14,105	23.88
Depreciation and amortization	374	2.37	372	2.81	1,489	2.29	1,494	2.53
Operating income	1,269	8.05	439	3.31	5,846	8.99	4,971	8.41
Interest - net	159	1.01	144	1.08	645	0.99	552	0.93
Pre-tax earnings	1,110	7.04	295	2.23	5,201	8.00	4,419	7.48
Income tax provision	447	2.84	284	2.14	2,108	3.24	1,873	3.17
Net earnings	$663	4.20	$11	0.09	$3,093	4.76	$2,546	4.31

Weighted average common shares outstanding - basic	867		910		880		927
Basic earnings per common share (1)	$0.74		$0.01		$3.48		$2.73
Weighted average common shares outstanding - diluted	868		912		881		929
Diluted earnings per common share (1)	$0.74		$0.01		$3.47		$2.73
Cash dividends per share	$0.35		$0.28		$1.33		$1.07

Retained Earnings
Balance at beginning of period	$6,376		$8,298		$7,593		$9,591
Net earnings attributable to Lowe’s Companies, Inc.	663		11		3,091		2,546
Cash dividends	(304)		(255)		(1,169)		(991)
Share repurchases	(494)		(461)		(3,274)		(3,553)
Balance at end of period	$6,241		$7,593		$6,241		$7,593

(1)
Under the two-class method, earnings per share is calculated using net earnings allocable to common shares, which is derived by reducing net earnings by the earnings allocable to participating securities. Net earnings allocable to common shares used in the basic and diluted earnings per share calculation were $643 million for the three months ended February 3, 2017 and $10 million for the three months ended January 29, 2016. Net earnings allocable to common shares used in the basic and diluted earnings per share calculation were $3,062 million for the year ended February 3, 2017 and $2,534 million for the year ended January 29, 2016.

Lowe’s Companies, Inc.
Consolidated Statements of Comprehensive Income
In Millions, Except Percentage Data

	Three months ended				Year ended
	(Unaudited)		(Unaudited)		(Unaudited)
	February 3, 2017		January 29, 2016		February 3, 2017		January 29, 2016
	Amount	% Sales	Amount	% Sales	Amount	% Sales	Amount	% Sales
Net earnings	$663	4.20	$11	0.09	$3,093	4.76	$2,546	4.31
Foreign currency translation adjustments - net of tax	(27)	(0.17)	(15)	(0.11)	154	0.23	(291)	(0.49)
Other comprehensive income/(loss)	(27)	(0.17)	(15)	(0.11)	154	0.23	(291)	(0.49)
Comprehensive income/(loss)	$636	4.03	$(4)	(0.02)	$3,247	4.99	$2,255	3.82

Lowe’s Companies, Inc.
Consolidated Balance Sheets
In Millions, Except Par Value Data

		(Unaudited)
		February 3, 2017	January 29, 2016
Assets
Current assets:
Cash and cash equivalents		$558	$405
Short-term investments		100	307
Merchandise inventory - net		10,458	9,458
Other current assets		884	391
Total current assets		12,000	10,561
Property, less accumulated depreciation		19,949	19,577
Long-term investments		366	222
Deferred income taxes - net		222	241
Goodwill		1,082	154
Other assets		789	511
Total assets		$34,408	$31,266

Liabilities and equity
Current liabilities:
Short-term borrowings		$510	$43
Current maturities of long-term debt		795	1,061
Accounts payable		6,651	5,633
Accrued compensation and employee benefits		790	820
Deferred revenue		1,253	1,078
Other current liabilities		1,975	1,857
Total current liabilities		11,974	10,492
Long-term debt, excluding current maturities		14,394	11,545
Deferred revenue - extended protection plans		763	729
Other liabilities		843	846
Total liabilities		27,974	23,612

Equity:
Preferred stock - $5 par value, none issued		—	—
Common stock - $0.50 par value;
Shares issued and outstanding
February 3, 2017	866
January 29, 2016	910	433	455
Capital in excess of par value		—	—
Retained earnings		6,241	7,593
Accumulated other comprehensive loss		(240)	(394)
Total equity		6,434	7,654
Total liabilities and equity		$34,408	$31,266

Lowe’s Companies, Inc.
Consolidated Statements of Cash Flows
In Millions

	Year ended
	(Unaudited)
	February 3, 2017	January 29, 2016
Cash flows from operating activities:
Net earnings	$3,093	$2,546
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	1,590	1,587
Deferred income taxes	28	(68)
Loss on property and other assets - net	143	30
Loss on cost method and equity method investments	302	594
Share-based payment expense	90	117
Changes in operating assets and liabilities:
Merchandise inventory - net	(178)	(582)
Other operating assets	(183)	(34)
Accounts payable	653	524
Other operating liabilities	79	70
Net cash provided by operating activities	5,617	4,784

Cash flows from investing activities:
Purchases of investments	(1,192)	(934)
Proceeds from sale/maturity of investments	1,254	884
Capital expenditures	(1,167)	(1,197)
Contributions to equity method investments - net	—	(125)
Proceeds from sale of property and other long-term assets	37	57
Purchases of derivative instruments	(103)	—
Proceeds from settlement of derivative instruments	179	—
Acquisition of business - net	(2,356)	—
Other - net	(13)	(28)
Net cash used in investing activities	(3,361)	(1,343)

Cash flows from financing activities:
Net change in short-term borrowings	466	43
Net proceeds from issuance of long-term debt	3,267	1,718
Repayment of long-term debt	(1,173)	(552)
Proceeds from issuance of common stock under share-based payment plans	139	125
Cash dividend payments	(1,121)	(957)
Repurchase of common stock	(3,595)	(3,925)
Other - net	(75)	55
Net cash used in financing activities	(2,092)	(3,493)

Effect of exchange rate changes on cash	(11)	(9)

Net increase/(decrease) in cash and cash equivalents	153	(61)
Cash and cash equivalents, beginning of period	405	466
Cash and cash equivalents, end of period	$558	$405

Lowe’s Companies, Inc.
Non-GAAP Financial Measures Reconciliation

To provide additional transparency, the company has presented non-GAAP financial measures of adjusted earnings per share to exclude the impact of certain discrete items, as further described in the related earnings release, not contemplated in Lowe’s Business Outlook for 2016 to assist the user in understanding performance relative to that Business Outlook. The company believes this non-GAAP financial measure provides useful insight for analysts and investors in evaluating what management considers the company’s core financial performance.

Adjusted diluted earnings per share should not be considered an alternative to, or more meaningful indicator of, the company’s diluted earnings per common share as prepared in accordance with GAAP. The company’s methods of determining this non-GAAP financial measure may differ from the method used by other companies for this or similar non-GAAP financial measures. Accordingly, these non-GAAP measures may not be comparable to the measures used by other companies.

Detailed reconciliations between the company’s GAAP and non-GAAP financial results are shown below and available on the company’s website at www.lowes.com/investor.

	Three months ended
	(Unaudited)			(Unaudited)
	February 3, 2017			January 29, 2016
	Pre-Tax Earnings	Tax	Net Earnings	Pre-Tax Earnings	Tax	Net Earnings
Diluted earnings per share, as reported			$0.74			$0.01
Non-GAAP Adjustments - per share impacts
Severance-related costs	0.10	(0.04)	0.06	—	—	—
IRC Section 987 charge	—	0.04	0.04	—	—	—
Premium on RONA Preferred Shares (1)	—	—	0.02	—	—	—
Australian joint venture impairment	—	—	—	0.58	—	0.58
Adjusted diluted earnings per share			$0.86			$0.59

	Year ended
	(Unaudited)
	February 3, 2017			January 29, 2016
	Pre-Tax Earnings	Tax	Net Earnings	Pre-Tax Earnings	Tax	Net Earnings
Diluted earnings per share, as reported			$3.47			$2.73
Non-GAAP Adjustments - per share impacts
Severance-related costs	0.09	(0.03)	0.06	—	—	—
IRC Section 987 charge	—	0.04	0.04	—	—	—
Premium on RONA Preferred Shares (1)	—	—	0.02	—	—	—
Net gain on foreign currency hedge	(0.09)	0.04	(0.05)	—	—	—
Australian joint venture impairment	0.33	—	0.33	0.56	—	0.56
Project write-offs	0.11	(0.04)	0.07	—	—	—
Orchard Supply Hardware goodwill and long-lived asset impairment	0.08	(0.03)	0.05	—	—	—
Adjusted diluted earnings per share			$3.99			$3.29

(1)	Under the two-class method, the premium paid to redeem the RONA preferred shares was deducted from net earnings to compute net earnings allocable to common shareholders